UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Charles Kendall, 57, joined Capital City Energy Group, Inc. (the “Company” or “CETG”) in 2008 as Director of Business Development and Land Management. On January 13, 2009 Mr. Kendall was appointed President of the Company’s wholly owned subsidiary, Avanti Energy Partners, LLC. The appointment of Mr. Kendall will remain in effect continuously unless terminated by the Company for any reason or by Mr. Kendall’s resignation. Mr. Kendall is the brother-in-law of Mr. Daniel Coffee, a member of our Board of Directors, President and Chief Executive Officer of Eastern Well Services, LLC a wholly owned subsidiary of the Company.

Mr. Kendall began his career with Giant Petroleum Corp. in Tulsa, OK as a landman and was quickly promoted to Head of Operations. Kendall later formed Petroleum Land Services, which became PetroSearch, Inc. This company provided land related services to oil & gas companies throughout the Appalachian basin. Prior to joining CETG, Mr. Kendall managed all Ohio lease acquisitions for Schreiner Oil & Gas, Inc. and was responsible for surveying, land title work, and permitting. These include supervision of an 80,000 acre lease acquisition program for Belden & Blake Corp. He brings over 30 years of experience in the oil & gas industry. Kendall attended Ashland University in Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2009	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer